Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q1 2025 Results

New York, NY – May 8, 2025 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter ended March 31, 2025.

Business Update

Silvercrest experienced strong new client organic flows of $0.4 billion during the first quarter of 2025. The new assets under management (“AUM”) follow on the significant new client flows of $1.4 billion in the 4th quarter of 2024. Our first quarter’s new client account flows was in itself stronger than in some recent years. Silvercrest’s strategic investments continue to promote growth. The increases during the quarter bode well for future revenue, and we remain highly optimistic about securing more significant organic flows over the course of 2025, as we discussed during our last earnings call.

Total AUM did decline during the quarter as a result of highly volatile markets amidst global economic and trade concerns. Discretionary AUM stands at $22.7 billion as of the end of the quarter, which is flat year over year. Total AUM was $35.3 billion. We expect continued market volatility to affect our short-term results. That said, we believe market and economic dislocations present meaningful opportunities for our business.

Strategically, we will continue to pursue more initiatives to better highlight Silvercrest in both the institutional and wealth markets. The firm has invested in talent across the firm to drive new growth and successfully transition the business toward the next generation. Our new business pipeline remains robust.

Silvercrest will continue to monitor and adjust our interim compensation ratio to match important investments in the business as long as we have compelling opportunities to grow the firm and build our return on invested capital. We will keep you informed of our plans and the progress of these investments.

We also completed a $12.0 million stock repurchase program. We will continue to look for opportunities to return capital to or accrete shareholders, especially as we invest in the business. Our strong balance sheet supports ongoing capital returns as well as our growth initiatives.

On May 5, 2025, the Company’s Board of Directors declared a quarterly dividend of $0.20 per share of Class A common stock. The dividend will be paid on or about June 20, 2025 to stockholders of record as of the close of business on June 13, 2025.

First Quarter 2025 Highlights

•
Total AUM of $35.3 billion, inclusive of discretionary AUM of $22.7 billion and non-discretionary AUM of $12.6 billion at March 31, 2025.
•
Revenue of $31.4 million.
•
U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $3.9 million and $2.5 million, respectively.
•
Basic and diluted net income per share of $0.26.
•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)1 of $6.5 million.
•
Adjusted net income1 of $3.9 million.
•
Adjusted basic and diluted earnings per share1,2 of $0.29 and $0.27, respectively.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

The table below presents a comparison of certain GAAP and non-GAAP (“Adjusted”) financial measures and AUM.

	For the Three Months Ended March 31,
(in thousands except as indicated)	2025	2024
Revenue	$31,392	$30,272
Income before other income (expense), net	$4,837	$5,904
Net income	$3,928	$4,915
Net income margin	12.5%	16.2%
Net income attributable to Silvercrest	$2,469	$3,000
Net income per basic share	$0.26	$0.32
Net income per diluted share	$0.26	$0.32
Adjusted EBITDA[1]	$6,497	$7,453
Adjusted EBITDA Margin[1]	20.7%	24.6%
Adjusted net income[1]	$3,894	$4,718
Adjusted basic earnings per share[1,2]	$0.29	$0.34
Adjusted diluted earnings per share[1,2]	$0.27	$0.33
Assets under management at period end (billions)	$35.3	$34.5
Average assets under management (billions)[3]	$35.9	$33.9
Discretionary assets under management (billions)	$22.7	$22.7

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three months ended March 31, 2025 are based on the number of shares of Class A common stock and Class B common stock outstanding as of March 31, 2025. Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $35.3 Billion

Silvercrest’s discretionary AUM remained flat at $22.7 billion at March 31, 2025 and 2024. Silvercrest’s total AUM increased by $0.8 billion, or 2.3%, to $35.3 billion at March 31, 2025, from $34.5 billion at March 31, 2024. The increase was attributable to market appreciation of $0.8 billion.

Silvercrest’s discretionary assets under management decreased by $0.6 billion, or 2.6%, to $22.7 billion at March 31, 2025, from $23.3 billion at December 31, 2024. The decrease was attributable to market depreciation of $0.9 billion partially offset by net client inflows of $0.3 billion. Silvercrest’s total AUM decreased by $1.2 billion, or 3.3%, to $35.3 billion at March 31, 2025, from $36.5 billion at December 31, 2024. The decrease was attributable to market depreciation of $1.4 billion, partially offset by net client inflows of $0.2 billion.

First Quarter 2025 vs. First Quarter 2024

Revenue increased by $1.1 million, or 3.7%, to $31.4 million for the three months ended March 31, 2025, from $30.3 million for the three months ended March 31, 2024. This increase was driven by market appreciation during the twelve month period.

Total expenses increased by $2.2 million, or 9.0%, to $26.6 million for the three months ended March 31, 2025, from $24.4 million for the three months ended March 31, 2024. Compensation and benefits expense increased by $1.2 million, or 6.9%, to $18.9 million for the three months ended March 31, 2025 from $17.7 million for the three months ended March 31, 2024. The increase was primarily attributable to increases in equity-based compensation of $0.1 million and salaries and benefits of $1.5 million primarily as a result of merit-based increases, partially offset by decreases in the accrual for bonuses of $0.3 million and severance expense of $0.1 million. General and administrative expenses increased by $1.0 million, or 14.6%, to $7.7 million for the three months ended March 31, 2025 from $6.7 million for the three months ended March 31, 2024. This was primarily attributable to increases in professional fees of $0.3 million, portfolio and systems expense of $0.3 million, recruiting costs of $0.1 million, marketing and advertising costs of $0.1 million, office expenses of $0.1 million and travel and entertainment expenses of $0.1 million.

Consolidated net income was $3.9 million for the three months ended March 31, 2025, as compared to consolidated net income of $4.9 million for the same period in the prior year. Net income attributable to Silvercrest was $2.5 million, or $0.26 per basic and diluted share, for the three months ended March 31, 2025. Our Adjusted Net Income1 was $3.9 million, or $0.29 per adjusted basic share and $0.27 per adjusted diluted share2, for the three months ended March 31, 2025.

Adjusted EBITDA1 was $6.5 million, or 20.7% of revenue, for the three months ended March 31, 2025, as compared to $7.5 million, or 24.6% of revenue, for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $36.3 million at March 31, 2025, compared to $68.6 million at December 31, 2024. As of March 31, 2025, there was nothing outstanding under our term loan with City National Bank and nothing outstanding on our revolving credit facility with City National Bank.

Silvercrest Asset Management Group Inc.’s total equity was $81.0 million at March 31, 2025. We had 9,473,772 shares of Class A common stock outstanding and 4,081,055 shares of Class B common stock outstanding at March 31, 2025.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•
We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B stockholders.
•
Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B stockholders.
•
Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our partners, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B stockholders.
•
Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on May 9, 2025, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President, and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743 or for international listeners the call may be accessed by dialing 1-412-317-5723. A live, listen-only webcast will also be available via the investor relations section of www.silvercrestgroup.com. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements

This release contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to: incurrence of net losses; fluctuations in quarterly and annual results; adverse economic or market conditions; our expectations with respect to future levels of assets under management, inflows and outflows; our ability to retain clients; our ability to maintain our fee structure; our particular choices with regard to investment strategies employed; our ability to hire and retain qualified investment professionals; the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation; failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct; our expected tax rate; our expectations with respect to deferred tax assets, adverse economic or market conditions; incurrence of net losses; adverse effects of management focusing on implementation of a growth strategy; failure to develop and maintain the Silvercrest brand; and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, which is accessible on the U.S. Securities and Exchange Commission’s website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	Three Months Ended March 31,
	2025	2024

Revenue
Management and advisory fees	$30,268	$29,165
Family office services	1,124	1,107
Total revenue	31,392	30,272
Expenses
Compensation and benefits	18,881	17,669
General and administrative	7,674	6,699
Total expenses	26,555	24,368
Income before other (expense) income, net	4,837	5,904
Other (expense) income, net
Other (expense) income, net	7	8
Interest income	273	347
Interest expense	(15)	(51)
Total other (expense) income, net	265	304
Income before provision for income taxes	5,102	6,208
Provision for income taxes	(1,174)	(1,293)
Net income	3,928	4,915
Less: net income attributable to non-controlling interests	(1,459)	(1,915)
Net income attributable to Silvercrest	$2,469	$3,000
Net income per share:
Basic	$0.26	$0.32
Diluted	$0.26	$0.32
Weighted average shares outstanding:
Basic	9,581,779	9,480,027
Diluted	9,618,888	9,515,581

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	For the Three Months Ended March 31,
	2025	2024
Reconciliation of non-GAAP financial measure:
Net income	$3,928	$4,915
Provision for income taxes	1,174	1,293
Delaware Franchise Tax	50	50
Interest expense	15	51
Interest income	(273)	(347)
Depreciation and amortization	1,039	1,019
Equity-based compensation	454	354
Other adjustments (A)	110	118
Adjusted EBITDA	$6,497	$7,453
Adjusted EBITDA Margin	20.7%	24.6%
(A)
Other adjustments consist of the following:

	Three Months Ended March 31,
	2025	2024
Severance	$—	$60
Other (a)	110	58
Total other adjustments	$110	$118

(a)
For the three months ended March 31, 2025, represents an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives and sign-on bonuses of $62. For the three months ended March 31, 2024, represents an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives and software implementation costs of $10.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended March 31,
	2025	2024
Reconciliation of non-GAAP financial measure:
Net income	$3,928	$4,915
Consolidated GAAP Provision for income taxes	1,174	1,293
Delaware Franchise Tax	50	50
Other adjustments (A)	110	118
Adjusted earnings before provision for income taxes	5,262	6,376
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(1,368)	(1,658)

Adjusted net income	$3,894	$4,718

GAAP net income per share (B):
Basic	$0.26	$0.32
Diluted	$0.26	$0.32

Adjusted earnings per share/unit (B):
Basic	$0.29	$0.34
Diluted	$0.27	$0.33

Shares/units outstanding:
Basic Class A shares outstanding	9,474	9,482
Basic Class B shares/units outstanding	4,081	4,428
Total basic shares/units outstanding	13,555	13,910

Diluted Class A shares outstanding (C)	9,511	9,518
Diluted Class B shares/units outstanding (D)	4,652	4,817
Total diluted shares/units outstanding	14,163	14,335
(A)
See A in Exhibit 2.
(B)
GAAP earnings per share is strictly attributable to Class A stockholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B stockholders.
(C)
Includes 37,109 and 35,554 unvested restricted stock units at March 31, 2025 and 2024, respectively.
(D)
Includes 205,079 and 240,998 unvested restricted stock units at March 31, 2025 and 2024, respectively, and 366,293 and 147,506 unvested non-qualified options at March 31, 2025 and 2024, respectively.

Exhibit 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition
(Unaudited and in thousands)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$36,255	$68,611
Investments	1,007	1,354
Receivables, net	12,288	12,225
Due from Silvercrest Funds	736	945
Furniture, equipment and leasehold improvements, net	7,331	7,387
Goodwill	63,675	63,675
Operating lease assets	14,925	16,032
Finance lease assets	221	254
Intangible assets, net	16,096	16,644
Deferred tax asset	3,813	4,220
Prepaid expenses and other assets	3,579	3,085
Total assets	$159,926	$194,432
Liabilities and Equity
Accounts payable and accrued expenses	$2,494	$1,953
Accrued compensation	9,085	39,865
Operating lease liabilities	21,023	22,270
Finance lease liabilities	230	262
Deferred tax and other liabilities	10,402	10,389
Total liabilities	43,234	74,739
Commitments and Contingencies (Note 10)
Equity
Preferred Stock, par value $0.01, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01, 50,000,000 shares authorized; 10,765,114 and 9,473,772 issued and outstanding, respectively, as of March 31, 2025; 10,450,559 and 9,376,280 issued and outstanding, respectively, as of December 31, 2024	107	104
Class B Common Stock, par value $0.01, 25,000,000 shares authorized; 4,081,052 and 4,373,315 issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	39	42
Additional Paid-In Capital	59,068	56,369
Treasury Stock, at cost, 1,291,342 and 1,074,279 shares as of March 31, 2025 and December 31, 2024, respectively	(23,634)	(19,728)
Accumulated other comprehensive income (loss)	(49)	(43)
Retained earnings	44,511	43,953
Total Silvercrest Asset Management Group Inc.’s equity	80,042	80,697
Non-controlling interests	36,650	38,996
Total equity	116,692	119,693
Total liabilities and equity	$159,926	$194,432

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended March 31,		% Change from March 31,
	2025	2024	2024
Beginning assets under management	$36.5	$33.3	9.6%

Gross client inflows	1.4	1.2	16.7%
Gross client outflows	(1.2)	(1.5)	20.0%
Net client flows	0.2	(0.3)	166.7%

Market (depreciation)/appreciation	(1.4)	1.5	-193.3%
Ending assets under management	$35.3	$34.5	2.3%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended March 31,		% Change from March 31,
	2025	2024	2024
Beginning assets under management	$23.3	$21.9	6.4%

Gross client inflows	1.0	0.7	42.9%
Gross client outflows	(0.7)	(1.1)	36.4%
Net client flows	0.3	(0.4)	175.0%

Market (depreciation)/appreciation	(0.9)	1.2	-175.0%
Ending assets under management	$22.7	$22.7	0.0%

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended March 31,		% Change from March 31,
	2025	2024	2024
Beginning assets under management	$13.2	$11.4	15.8%

Gross client inflows	0.4	0.5	-20.0%
Gross client outflows	(0.5)	(0.4)	-25.0%
Net client flows	(0.1)	0.1	-200.0%

Market (depreciation)/appreciation	(0.5)	0.3	-266.7%
Ending assets under management	$12.6	$11.8	6.8%

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended March 31,
	2025	2024
Total AUM as of January 1,	$36.455	$33.281
Discretionary AUM:
Total Discretionary AUM as of January 1,	$23.319	$21.885
New client accounts/assets (1)	0.438	0.035
Closed accounts (2)	(0.055)	(0.439)
Net cash inflow/(outflow) (3)	(0.115)	0.007
Non-discretionary to Discretionary AUM (4)	0.001	(0.002)
Market (depreciation)/appreciation	(0.933)	1.195
Change to Discretionary AUM	(0.664)	0.796
Total Discretionary AUM at March 31,	22.655	22.681
Change to Non-Discretionary AUM (5)	(0.463)	0.432
Total AUM as of March 31,	$35.328	$34.509

(1)
Represents new account flows from both new and existing client relationships.
(2)
Represents closed accounts of existing client relationships and those that terminated.
(3)
Represents periodic cash flows related to existing accounts.
(4)
Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM.
(5)
Represents the net change to Non-Discretionary AUM.

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of March 31, 2025

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	1.1	4.4	15.4	9.8	9.3
Russell 1000 Value Index		7.2	6.6	16.2	9.2	7.9

Small Cap Value Composite	4/1/02	-4.1	3.3	15.6	6.5	9.8
Russell 2000 Value Index		-3.1	0.1	15.3	5.3	7.4

Smid Cap Value Composite	10/1/05	-0.8	1.3	14.6	6.1	8.9
Russell 2500 Value Index		-1.5	2.3	16.7	6.7	7.4

Multi Cap Value Composite	7/1/02	0.4	2.7	14.6	7.7	9.3
Russell 3000 Value Index		6.7	6.3	16.1	9.0	8.4

Equity Income Composite	12/1/03	1.2	3.0	13.2	7.3	10.5
Russell 3000 Value Index		6.7	6.3	16.1	9.0	8.5

Focused Value Composite	9/1/04	6.3	0.4	11.2	4.9	9.1
Russell 3000 Value Index		6.7	6.3	16.1	9.0	8.3

Small Cap Opportunity Composite	7/1/04	-6.2	2.8	15.0	7.9	10.2
Russell 2000 Index		-4.0	0.5	13.3	5.4	7.5

Small Cap Growth Composite	7/1/04	-8.6	-4.1	14.5	8.4	9.6
Russell 2000 Growth Index		-4.9	0.8	10.8	5.0	7.8

Smid Cap Growth Composite	1/1/06	-2.7	-3.5	14.3	10.7	10.1
Russell 2500 Growth Index		-6.4	0.6	11.4	6.7	8.7

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.